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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2004 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of eBay Inc. for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

August 2, 2004
San Jose, California